Press Release

FOR IMMEDIATE RELEASE

Contact: Terri McKay, FHLBank Pittsburgh, 412-288-2830, cell: 412-523-8511, terri.mckay@fhlb-pgh.com

FHLBank Pittsburgh Announces First Quarter Financial Results

PITTSBURGH, April 26, 2018 – The Federal Home Loan Bank of Pittsburgh today announced unaudited financial results for the first quarter of 2018. The Bank recorded net income of $78.9 million, and the Board of Directors declared dividends of 6.75 percent annualized on activity stock and 3.50 percent annualized on membership stock. Dividends are payable to the Bank’s stockholders on April 27, 2018.

“First quarter results show another strong quarter for our cooperative,” said Winthrop Watson, president and chief executive officer. “Our continuing strength reflects the Bank’s relevance to our membership.”

Highlights for first quarter of 2018 include:

Net income of $78.9 million
Net interest income of $109.6 million
Advances at $70.3 billion
Letters of credit at $18.8 billion
Retained earnings at $1.2 billion

Operating Results

The Bank’s net income totaled $78.9 million for the first quarter of 2018, compared to $86.8 million for the first quarter of 2017. This $7.9 million decrease was driven by lower total noninterest income, partially offset by lower total other expense. Net interest income was relatively flat in the comparison.

Net interest income was $109.6 million for the first quarter of 2018, compared to $108.3 million in the first quarter of 2017. Interest income included higher interest income on advances, Federal funds sold, investment securities and mortgage loans held for portfolio. The offsetting interest expense was primarily related to consolidated obligations. Noninterest income in the first quarter of 2018 was $1.7 million, down $11.0 million compared to $12.7 million in the first quarter of 2017, primarily due to net losses on trading securities of $8.7 million in the first quarter of 2018, compared to $2.3 million in net gains in the same period in 2017. Total other expense decreased $3.3 million in the first quarter of 2018 compared to the first quarter of 2017, primarily due to lower compensation and benefits expenses.

First quarter 2018 performance allowed the Bank to set aside $8.8 million for affordable housing programs.

Balance Sheet Highlights

At March 31, 2018, total assets were $93.4 billion, compared with $99.7 billion at December 31, 2017. The decrease was primarily due to a decline in advances, which totaled $70.3 billion at March 31, 2018 compared to $74.3 billion at year-end 2017.

Total capital at March 31, 2018, was $4.8 billion, compared to $4.9 billion at December 31, 2017. Total retained earnings at March 31, 2018, were $1.2 billion, relatively unchanged from year-end 2017. Total retained earnings at March 31, 2018 included $298.2 million of restricted retained earnings compared with $282.5 million of restricted retained earnings at December 31, 2017. At March 31, 2018, FHLBank Pittsburgh had total regulatory capital of $4.7 billion and remained in compliance with all regulatory capital requirements.

The Board of Directors declared a dividend on subclass B2 (activity) stock equal to an annual yield of 6.75 percent and a dividend on subclass B1 (membership) stock equal to an annual yield of 3.50 percent. These dividends will be calculated on stockholders’ average balances during the period January 1, 2018, to March 31, 2018, and credited to stockholders’ accounts on Friday, April 27, 2018.

Detailed financial information regarding first quarter 2018 results will be available in FHLBank Pittsburgh’s Quarterly Report on Form 10-Q, which the Bank anticipates filing on May 8, 2018.

About FHLBank Pittsburgh

As an intermediary between global capital markets and local lenders, FHLBank Pittsburgh provides readily available liquidity, as well as affordable housing and community development opportunities, to member financial institutions of all sizes in Delaware, Pennsylvania and West Virginia. The Bank is one of 11 banks in the Federal Home Loan Bank System, which was established by Congress in 1932 and serves as a reliable source of funds for housing, jobs and economic growth in all economic cycles.

Statements contained in this document, including statements describing the objectives, projections, estimates, or predictions of the future of the Federal Home Loan Bank of Pittsburgh (the Bank), may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,” “believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, including, but not limited to, real estate, credit and mortgage markets; volatility of market prices, rates, and indices related to financial instruments; political, legislative, regulatory, litigation, or judicial events or actions; changes in assumptions used in the other-than-temporary impairment (OTTI) process; risks related to mortgage-backed securities; changes in the assumptions used in the allowance for credit losses; changes in the Bank’s capital structure; changes in the Bank’s capital requirements; membership changes; changes in the demand by Bank members for Bank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for Bank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the Federal Home Loan Bank (FHLBank) System’s debt rating or the Bank’s rating; the ability of the Bank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which the Bank has joint and several liability; applicable Bank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; the Bank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology and cyber-security risks; and timing and volume of market activity. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. FHLBank Pittsburgh does not undertake to update any forward-looking statements made in this announcement.

Unaudited Condensed Statements of Condition and Income
(in millions)

	March 31,	December 31,
Condensed Statement of Condition	2018	2017
ASSETS:
Cash and due from banks	$252.6	$3,415.0
Federal funds sold	6,625.0	5,650.0
Securities purchased under agreements to resell	500.0	500.0
Trading securities	380.9	399.3
Available-for-sale (AFS) securities	8,736.2	9,044.4
Held-to-maturity securities	1,965.0	1,883.1
Advances	70,278.0	74,279.8
Mortgage loans held for portfolio, net of allowance for credit losses of $8.2 and $6.0, respectively	4,018.8	3,923.1
All other assets	612.8	568.3

Total assets	$93,369.3	$99,663.0

LIABILITIES:
Consolidated obligations	$87,611.7	$93,727.0
All other liabilities	952.4	1,008.5

Total liabilities	88,564.1	94,735.5
CAPITAL:
Capital stock	3,528.4	3,658.7
Retained earnings	1,180.2	1,157.9
Accumulated other comprehensive income	96.6	110.9

Total capital	4,805.2	4,927.5

Total liabilities and capital	$93,369.3	$99,663.0

	Three months ended
	March 31,
Condensed Statement of Income	2018	2017
Total interest income	$455.9	$309.3
Total interest expense	346.3	201.0

Net interest income	109.6	108.3
Provision for credit losses	2.4	—
Gains (losses) on trading securities	(8.7)	2.3
Gains on derivatives and hedging	4.1	4.4
All other income	6.3	6.0
All other expense	21.2	24.5

Income before assessments	87.7	96.5
Affordable Housing Program assessment	$8.8	$9.7

Net income	$78.9	$86.8

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